UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Election of Director

On September 19, 2013, the Board of Directors of GenVec, Inc. (the “Company”) expanded the size of the Board of Directors by one director and appointed Stefan F. Loren, Ph.D. to fill the resulting vacancy. Dr. Loren’s term will expire at the 2014 annual meeting of stockholders of the Company. Dr. Loren was also appointed to the Audit Committee.

Dr. Loren is a Managing Director of Westwicke Partners, a healthcare-focused consulting firm, a position he has held since 2008. From 2007 to 2008, Dr. Loren was an Analyst with Perceptive Advisors, a healthcare-focused investment fund, and, prior to that, served as an analyst and portfolio manager for MTB Investment Advisors from 2005 to 2007. Prior to 2005, Dr. Loren was a Managing Director in the healthcare group at Legg Mason, an asset management firm, and, before joining Legg Mason, a Research Chemist at the advanced technologies division of Abbott Laboratories and a Research Fellow at the Scripps Research Institute. Dr. Loren received his B.A. from the University of California, San Diego, and his Ph.D. from University of California, Berkeley.

Upon his appointment to the Board of Directors and pursuant to the Company’s policy for the compensation of non-employee directors, Dr. Loren automatically received an option to purchase 20,000 shares of common stock of the Company that is exercisable ratably over a four-year period. The options have an exercise price equal to the fair market value of the Company’s common stock on the date of the grant and a ten-year term. Dr. Loren will also be entitled to receive annual compensation pursuant to the Company’s policy for compensation of non-employee directors, which currently provides for an annual retainer of $40,000 per year, paid quarterly, and an annual grant of an option to purchase 15,000 shares of the Company’s common stock, 50% of which becomes exercisable six months after the date of grant and 50% of which becomes exercisable 12 months after the date of grant.

Item 5.08 Shareholder Director Nominations

The Board of Directors has established November 22, 2013 as the date for the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”).

Because the Annual Meeting will be held more than 30 days from the anniversary of the calendar date of the Company’s 2012 annual meeting of stockholders, the deadline for stockholder nominations or proposals for consideration at the Annual Meeting listed in the Company’s 2012 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 31, 2012, no longer applies. If a stockholder intends to nominate a person for election to the Board of Directors of the Company or to propose other business for consideration at the Annual Meeting, the Company must receive notice of such nomination or proposal by the close of business on September 30, 2013. Such notice must be provided in writing to the Company at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, and must include the information required by the Company’s bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting. Any notice provided by a stockholder after the close of business on September 30, 2013 will be considered untimely and will not be included in the Company’s proxy materials or considered at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: September 19, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer

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